Exhibit 99.1

     IRON MOUNTAIN INCORPORATED REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

     - Total Revenues are $564 Million, Up 12%

     - Operating Income is $92 Million

     - OIBDA is $142 Million; 25.2% of Revenues

     - Net Income is $0.20 per Diluted Share

    BOSTON, May 2 /PRNewswire-FirstCall/ -- Iron Mountain Incorporated (NYSE:
IRM), the global leader in information protection and storage services, today announced its financial results for the first quarter ended March 31, 2006, reporting higher revenues, strong internal revenue growth and net income for the quarter of $0.20 per diluted share.

    Iron Mountain's total consolidated revenues for the quarter ended March 31, 2006 grew to $564 million, an increase of 12% compared to the quarter ended March 31, 2005. For the quarter, storage revenues grew 12% and service revenues grew 13% compared to the same period in 2005. Storage revenues, which are considered a key performance indicator for the records management and data protection services industry, are largely recurring since customers typically retain their records for many years. This marks the 69th consecutive quarter for which the Company has reported increased storage revenues.

    For the first quarter of 2006, the storage and service revenue internal growth rates were 10% and 8%, respectively, yielding a total internal revenue growth rate of 10%. The total core storage and services revenue internal growth rate was also 10% for the quarter.

    Richard Reese, the Company's Chairman and CEO, stated, "Our business is performing well led by strong revenue growth across all segments of our business. We have accelerated our investment in overhead spending to expand our position in the market for information protection and storage services, which is impacting our near-term margins. The investments we are making today will further enhance our ability to capture the tremendous market opportunity we see before us."

    Operating income before depreciation and amortization ("OIBDA") was $142 million, or 25.2% of revenues, for the quarter ended March 31, 2006 compared to $136 million, or 27.1% of revenues, for the quarter ended March 31, 2005. See Appendix A at the end of this press release for a discussion of OIBDA and the required reconciliation to the appropriate GAAP measures.

    Operating income for the first quarter of 2006 was $92 million, or 16% of revenues, compared to $91 million, or 18% of revenues, for the same period in 2005. Net income for the quarter was $27 million, or $0.20 per diluted share, compared to $23 million, or $0.17 per diluted share, for the same period in 2005.

    Included in net income for the quarter is $3 million, or $0.01 per diluted share, of other income, net comprised of foreign currency related and other non-operating net gains. The foreign currency related gains were due primarily to the strengthening of the British Pound Sterling and the Euro partially offset by a weakening of the Australian Dollar compared to December 31, 2005. Included in net income for the quarter ended March 31, 2005, is $5 million, or $0.02 per diluted share, of other expense, net comprised primarily of foreign currency related net losses, due primarily to the weakening of the British Pound Sterling, the Canadian Dollar and the Euro.

    In line with its strategy, Iron Mountain acquires attractive businesses that provide a strong platform for future growth by expanding the Company's geographic footprint and information protection and storage service offerings while enhancing its existing operations. Since year end, the Company has completed three acquisitions, the buyout of minority interests in France and Mexico and the acquisition of a minority position in an information protection and storage business in Poland.

                          FINANCIAL PERFORMANCE OUTLOOK

    The following statements are based on current expectations and do not include the potential impact of any future acquisitions. These statements are forward-looking, and actual results may differ materially. Please refer to the cautionary language included in this press release when considering this information. The Company undertakes no obligation to update this information (dollars in millions):

                                                      Full Year Ending December 31, 2006
                          Quarter Ending           --------------------------------------------
                           June 30, 2006                 Previous                 Current
                    ---------------------------    --------------------    --------------------
                      Low                High        Low         High        Low         High
                    --------           --------    --------    --------    --------    --------
Revenues            $    565           $    578    $  2,240    $  2,310    $  2,270    $  2,320

Operating Income          92                 99         404         420         382         403
Depreciation &
 Amortization                   ~52                     206         210         208         212

Capital
 Expenditures                                           300         355         320         360
Internal revenue
 Growth                                                   6%          9%          7%          9%

    Iron Mountain's conference call to discuss the first quarter of 2006 financial results will be held today at 11:00 a.m. Eastern Time. In order to further enhance the overall quality of its investor communications, the Company will simulcast the conference call on its website at http://www.ironmountain.com, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the website and available for real-time viewing. The slide presentation and replays of the conference call will be available on the website for future reference.

    About Iron Mountain

    Iron Mountain Incorporated (NYSE: IRM) helps organizations around the world reduce the costs and risks associated with information protection and storage. The Company offers comprehensive records management and data protection solutions, along with the expertise and experience to address complex information challenges such as rising storage costs, litigation, regulatory compliance and disaster recovery. Founded in 1951, Iron Mountain is a trusted partner to more than 90,000 corporate clients throughout North America, Europe, Latin America and the Pacific Rim. For more information, visit the Company's Web site at http://www.ironmountain.com,

                            CERTAIN IMPORTANT FACTORS

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act. Forward-looking statements include our 2006 financial performance outlook and statements regarding our goals, beliefs, future growth strategies, objectives, plans or current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) changes in customer preferences and demand for the Company's services; (ii) changes in the price for the Company's services relative to the cost of providing such services; (iii) in the various digital businesses in which the Company is engaged, capital and technical requirements will be beyond the Company's means, markets for the Company's services will be less robust than anticipated, or competition will be more intense than anticipated; (iv) the cost to comply with current and future legislation or regulation relating to privacy issues; (v) the impact of litigation that may arise in connection with incidents of inadvertent disclosures of customers' confidential information; (vi) the Company's ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (vii) the cost and availability of financing for contemplated growth; (viii) business partners upon which the Company depends for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated; (ix) changes in the political and economic environments in the countries in which the Company's international subsidiaries operate; and (x) other trends in competitive or economic conditions affecting Iron Mountain's financial condition or results of operations not presently contemplated. Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    NOTE: Condensed Consolidated Financial Statements of Iron Mountain Incorporated follow

                           Iron Mountain Incorporated
                 Condensed Consolidated Statements of Operations
                  (Amounts in Thousands except Per Share Data)
                                   (Unaudited)

                                                       Three Months Ended
                                                            March 31,
                                                   ---------------------------
                                                       2005           2006
                                                   ------------   ------------
Revenues:
 Storage                                           $    285,355   $    319,155
 Service and Storage Material Sales                     216,051        244,502

  Total Revenues                                        501,406        563,657

Operating Expenses:
 Cost of Sales (Excluding Depreciation)                 230,628        262,368
 Selling, General and Administrative                    135,340        158,843
 Depreciation and Amortization                           44,546         49,848
 (Gain) Loss on Disposal / Writedown
  of Property, Plant and Equipment, Net                    (218)           163

  Total Operating Expenses                              410,296        471,222

Operating Income                                         91,110         92,435

Interest Expense, Net                                    45,806         46,578
Other Expense (Income), Net                               4,663         (2,847)

 Income Before Provision for Income Taxes
  and Minority Interest                                  40,641         48,704

Provision for Income Taxes                               17,236         20,971
Minority Interest in Earnings of
 Subsidiaries, Net                                          456            460

 Net Income                                        $     22,949   $     27,273

Net Income Per Share - Basic                       $       0.18   $       0.21
Net Income Per Share - Diluted                     $       0.17   $       0.20

Weighted Average Common Shares
 Outstanding - Basic                                    129,981        131,681
Weighted Average Common Shares
 Outstanding - Diluted                                  131,517        133,313

Operating Income before Depreciation
 and Amortization                                  $    135,656   $    142,283

                           Iron Mountain Incorporated
                      Condensed Consolidated Balance Sheets
                             (Amounts in Thousands)
                                   (Unaudited)

                                                   December 31,     March 31,
                                                       2005           2006
                                                   ------------   ------------
ASSETS

Current Assets:
 Cash and Cash Equivalents                         $     53,413   $     42,552
 Accounts Receivable (less allowances
  of $14,522 and $13,366, respectively)                 408,564        421,936
 Other Current Assets                                    92,191         98,605
 Total Current Assets                                   554,168        563,093

Property, Plant and Equipment:
 Property, Plant and Equipment at Cost                2,556,880      2,627,264
 Less: Accumulated Depreciation                        (775,614)      (820,471)
  Property, Plant and Equipment, net                  1,781,266      1,806,793

Other Assets:
 Goodwill, net                                        2,138,641      2,131,372
 Other Non-current Assets, net                          292,065        296,099
  Total Other Assets                                  2,430,706      2,427,471

  Total Assets                                     $  4,766,140   $  4,797,357

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Current Portion of Long-term Debt                 $     25,905   $     33,218
 Other Current Liabilities                              566,091        517,319
  Total Current Liabilities                             591,996        550,537

Long-term Debt, Net of Current Portion                2,503,526      2,531,267
Other Long-term Liabilities                             294,622        308,832

Minority Interests                                        5,867          4,672

Stockholders' Equity                                  1,370,129      1,402,049

 Total Liabilities and Stockholders' Equity        $  4,766,140   $  4,797,357

                                   APPENDIX A

    Operating Income Before Depreciation and Amortization

    The Company uses Operating Income Before Depreciation and Amortization ("OIBDA"), an integral part of its planning and reporting systems, to evaluate the operating performance of the consolidated business. As such, the Company believes OIBDA provides current and potential investors with relevant and useful information regarding its ability to grow revenues faster than operating expenses. Additionally, the Company uses multiples of current and projected OIBDA in conjunction with its discounted cash flow models to determine its overall enterprise valuation and to evaluate acquisition targets. OIBDA is not a measurement of financial performance under accounting principles generally accepted in the United States, or GAAP, and should not be considered as a substitute for operating or net income or cash flows from operating activities (as determined in accordance with GAAP).
    Following is a reconciliation of operating income before depreciation and amortization to operating income and net income (in millions):

                                                       Three Months Ended
                                                            March 31,
                                                   ------------   ------------
                                                       2005           2006
                                                   ------------   ------------
OIBDA (Operating Income Before Depreciation
and Amortization) (1)                              $        136   $        142
Less:  Depreciation and Amortization                         45             50

Operating Income (1)                               $         91   $         92

Less: Interest Expense, net                                  46             47
      Other (Income) Expense, net                             5             (3)
      Provision for Income Taxes                             17             21
      Minority Interest                                       1             --

Net Income (1)                                     $         23   $         27

Major Components of Other (Income) Expense, net:
      Foreign Exchange Effects                     $          5   $         (1)

(1) Columns may not foot due to rounding.

 Contact:   Stephen P. Golden
            Director of Investor Relations
            (617) 535-4799

SOURCE  Iron Mountain Incorporated
    -0-                             05/02/2006
    /CONTACT: Stephen P. Golden, Director of Investor Relations of Iron Mountain Incorporated, +1-617-535-4799/
    /Web site:  http://www.ironmountain.com /
    (IRM)